Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                               SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002



     I, Todd M. Pitcher, President of Grand Prix Sports, Inc. certify that:

1. I have reviewed this Quarterly report on Form 10-QSB of Grand Prix Sports, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have;

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

     c) presented in this quarterly report our conclusions about the effectives of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation in internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6) The registrant's other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: October 3, 2003


                                         /s/  Todd M. Pitcher
                                         ------------------------------------
                                         Todd M. Pitcher,
                                         Interim Chief Executive Officer and
                                         Chief Financial Officer

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Grand Prix Sports, Inc. (the "Company") on Form 10-QSB for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), I, Todd M. Pitcher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  October 3, 2003                  /s/ Todd M. Pitcher
                                         -----------------------
                                         Name Todd M. Pitcher
                                         Title CEO

October 24, 2003

Bedinger & Company
1200 Concord Ave., Suite 250
Concord, CA 94520

In connection with your review of the balance sheet of Grand Prix Sports, Inc. as of September 30, 2003 and the statements of operations and cash flows for the quarter and nine months ended September 30, 2003 and 2002, for the purpose of expressing limited assurance that there are no material modifications that should be made to the statements in order for them to be in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, the following representations made to you during your review.

1. The financial statements referred to above present the financial position, results of operations, and cash flows of Grand Prix Sports, Inc. in conformity with generally accepted accounting principles. In that connection, we specifically confirm that--

     a. The Company's accounting principles, and the practices and methods followed in applying them, are as disclosed in the financial statements.

     b. There have been no changes during the quarter ended September 30, 2003 in the Company's accounting principles and practices.

     c. We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

     d. There are no material transactions that have not been properly reflected in the financial statements.

     e. There are no violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency, and there are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed.

     f. The Company has satisfactory title of all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged.

     g. There are no related party transactions including sales, purchases, loans, transfers, leasing arrangements, and guarantees, and amounts receivable from or payable to related parties that have not been properly disclosed in the financial statements.

     h. We have complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

     i. No events have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to, or disclosure in, the financial statements

     j. There are no unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5.

     k. There are no guarantees, whether written or oral, under which the company is contingently liable that have not been properly disclosed in the financial statements.

     I. We have identified all accounting estimates that could be material to the financial statements, including the key factors and significant assumptions underlying those estimates, and we believe the estimates are reasonable in the circumstances.

     m. There are no such estimates that may be subject to material change in the near-term that have not been properly disclosed in the financial statements. We understand that near-term means the period within one year of the date of the financial statements. In addition, we have no knowledge of concentrations existing at the date of the financial statements that make the company vulnerable to the risk of a near-term severe impact that have not been properly disclosed in the financial statements.

     n. The financial statements disclose all of the matters which we are aware that are relevant to the company's ability to continue as a going concern, including significant conditions and events, and management's plans.

2. We have advised you of all actions taken at meetings of stockholders, board of directors, and committees of the board of directors (or other similar bodies, as applicable) that may affect the financial statements.

3. We have responded fully to all inquiries made to us by you during your review.


/s/  Todd Pitcher
------------------------------------------
     Todd Pitcher, Chief Executive Officer